EXHIBIT 21

                                 SUBSIDIARIES OF
                                   JOULE INC.

Subsidiary                                              State of Incorporation
----------                                              ----------------------

JOULE Staffing Services, Inc.                                       New Jersey

JOULE Technical Staffing, Inc.                                      New Jersey

JOULE Technical Services, Inc.                                      New Jersey

JOULE Transportation, Inc.                                          New Jersey